UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2012

SYNIVERSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2012 the Board of Directors of Syniverse Holdings, Inc. (the “Company”) appointed Alfred de Cárdenas, our former President of Global Sales and Customer Support, as chief operating officer. Mr. de Cárdenas’ compensation and benefits did not change upon his appointment as our chief operating officer.

Mr. de Cárdenas, 47, became our President of Global Sales and Customer Support on July 1, 2011, and previously served as our President of Sales since January 1, 2011 and as Executive Vice President, Americas, since March 2008. Prior to joining Syniverse, commencing in 1992, Mr. de Cárdenas held a number of key leadership roles for Nortel Networks, including General Manager of Converged Multimedia Networks, and various vice president positions in carrier support and operations, sales, marketing, customer care, and network operations. Mr. de Cárdenas earned his Master’s degree in Business Administration from Nova Southeastern University and his Bachelor’s degree in Industrial and Systems Engineering from Florida International University.

Mr. de Cárdenas has no family relationships with any of the current directors, executive officers or persons nominated or appointed to become directors or executive officers of the Company. Other than Mr. de Cárdenas’ employment agreement, filed on August 18, 2011 by the Company and the co-registrants named therein as Exhibit 10.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-176382), there have been no transactions or proposed transactions in the past two years in which the Company was or is to be a party, in which Mr. de Cárdenas had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: August 2, 2012

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ David W. Hitchcock
	Name:	David W. Hitchcock

	Title:	Chief Financial and Administrative Officer